Exhibit 2(d)(2)
NOTICE OF GUARANTEED DELIVERY FOR SHARES OF PREFERRED STOCK OF THE MEXICO EQUITY AND INCOME FUND, INC. SUBSCRIBED FOR PURSUANT TO THE BASIC SUBSCRIPTION RIGHT AND THE OVER-SUBSCRIPTION PRIVILEGE
The Mexico Equity and Income Fund, Inc. Rights Offering
As set forth in the Fund’s Prospectus dated                     , 2005 (the “Prospectus”) under “Preferred Stock Rights Offering — Election to Purchase Preferred Stock,” this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of The Mexico Equity and Income Fund, Inc. Preferred Stock subscribed for by exercise of Rights pursuant to the Basic Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscribing Agent and must be received prior to 5:00 p.m. New York City time on December ___, 2005 (the “Expiration Date”).* The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meanings attributed to them in the Prospectus.
The Subscribing Agent is:
COMPUTERSHARE TRUST COMPANY OF NEW YORK

BY FACSIMILE	BY MAIL:
(TELECOPIES):	Computershare Trust Company of New York
(212) 701-7664	88 Pine Street, 19th Floor
Confirm by telephone to:	New York, New York 10005
(212) 701-7600

BY EXPRESS MAIL OR OVERNIGHT	BY HAND:
COURIER:	Computershare Trust Company of New York
Computershare Trust Company of New York	88 Pine Street, 19th Floor
88 Pine Street, 19th Floor	New York, New York 10005
New York, New York 10005
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Shares subscribed for under both the Basic Subscription Right and the Over-Subscription Privilege to the Subscribing Agent and must deliver this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date,* guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to the Subscribing Agent. The

*	Unless extended by the Fund

Subscription Certificate and full payment must then be delivered by the close of business on the third business day (                    , 2005) after the Expiration Date (December ___, 2005)* to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.
GUARANTEE
The undersigned, a member firm of the New York Stock Exchange or a bank or trust company, guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day (                    , 2005) after the Expiration Date (December ___, 2005), unless extended by the Fund) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for shares subscribed for in the Basic Subscription Right and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.
The Mexico Equity and Income Fund, Inc.

Broker Assigned Control #: ________

1. Basic Subscription	Number of Rights to	Number of shares	Payment to be made
Right	be exercised ______	requested for which	in connection with
	Rights	you are guaranteeing	Basic Subscription
		delivery of Rights and	shares: $______
payment ______shares:
(Rights ÷ by .75)

2. Over-Subscription		Number of Over-	Payment to be made
		Subscription shares	in connection with
		requested for which	Over-Subscription
		you are guaranteeing	shares: $______
payment: ______shares

3. Totals	Total number of		$______
	Rights to be delivered		Total Payment
______Rights
Method of Delivery of Rights (circle one)
A.	Through The Depository Trust Company (“DTC”)**

B.	Direct to the Subscription Agent. Please reference below the registration of the Rights to be delivered

**	IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIBING AGENT TO OBTAIN A PROTECTED IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to Computershare Trust Company of New York a DTC Participant Over-Subscription Exercise Form.

Name	Authorized Signature

DTC Participant Number	Title

Address	Name (please type or print)

Zip Code	Phone Number

Contact Name	Date
BENEFICIAL OWNER LISTING CERTIFICATION
The Mexico Equity and Income Fund, Inc. Rights Offering
The undersigned, a bank, broker or other nominee holder of Rights (“Rights”) to purchase shares of Preferred Stock, $.001 par value, of The Mexico Equity and Income Fund, Inc. (the “Fund”) pursuant to the Rights Offering (the “Offer”) described and provided for in the Fund’s Prospectus dated                     , 2005 (the “Prospectus”), hereby certifies to the Fund and to Computershare Trust Company of New York, as Subscribing Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Basic Subscription Right (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.

	NUMBER OF RIGHTS	NUMBER OF SHARES
Number of Record Date	exercised pursuant to the	requested pursuant to the
Shares owned	Basic Subscription Right	Over-Subscription Privilege
1

2

3

4

5

6

7

8

9

10

                                          vested
Name of Nominee Holder

By:

Name:

Title:

Dated:	, 2005

Provide the following information, if applicable:

Depository Trust Corporation (“DTC”)	Name of Broker
Participant Number

DTC Primary Subscription Confirmation	Address
Number(s)